Exhibit 107

Calculation of Filing Fee Tables

S-3
(Form Type)

Sachem Acquisition Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title (1)	Fee Calculation or Carry Forward Rule		Amount Registered (2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (5)	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Common shares, par value $0.001 per share
	Equity	Preferred shares, par value $0.001 per share
	Debt	Debt securities
	Other	Warrants
	Other	Units (3)
	Other	Guarantees of debt securities (4)
	Unallocated (Universal) Shelf (1)		457	(o)			$300,000,000	.0000927	$27,810
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts						$300,000,000		$27,810
	Total Fees Previously Paid								-
	Total Fee Offsets								-
	Net Fee Due								$27,810

(1)	This registration statement covers offers, sales and other distributions of the securities listed in this table from time to time at prices to be determined, as well as common shares issuable upon the exchange or conversion of preferred shares or convertible debt securities so offered or sold that are exchangeable for or convertible into common shares or upon the exercise of warrants so offered, sold or distributed.

(2)	This registration statement covers an indeterminate amount of the securities of each identified class of securities. An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities.

(3)	The securities covered by this registration statement may be sold or otherwise distributed separately, together or as units with other securities covered by this registration statement.

(4)	No separate consideration will be received for the Guarantees.

(5)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder and is not specified as to each class of security pursuant to Instruction 2.A.iii.b of the Instructions to the Calculation of Filing Fee Tables and Related Disclosure of Form S-3.

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